Exhibit 21.1

PLBY GROUP, INC.

LIST OF SUBSIDIARIES

as of December 31, 2020

Name of Subsidiary	Place of Incorporation
After Dark LLC*	Delaware
Alta Loma Entertainment, Inc.	Delaware
Artwork Holdings LLC	Delaware
China Products Licensing LLC	Delaware
ICS Entertainment, Inc.	Delaware
Mansion Holdings LLC	Delaware
PB Spirits, LLC*	Delaware
PB Touring GP, LLC	Delaware
PB Touring LP	Cayman Islands
PB Touring LP, LLC	Delaware
PBTV LLC	Delaware
Playboy California LLC	Delaware
Playboy Enterprises, Inc.	Delaware
Playboy Enterprises International, Inc.	Delaware
Playboy Entertainment Group, Inc.	Delaware
Playboy Media, LLC	Delaware
Playboy Nevada LLC	Delaware
Playboy New Venture LLC	Delaware
Playboy Spirits, LLC	Delaware
Playboy TV International LLC	Delaware
Playboy TV UK Limited	United Kingdom
Playboy.com, Inc.	Delaware
Products Licensing LLC	Delaware
Spice Entertainment, Inc.	Delaware
Spice Hot Entertainment, Inc.	Delaware
Yandy Enterprises LLC	Delaware

* Indicates a company that is not wholly owned directly or indirectly by PLBY Group, Inc.